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
                                        OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                              EARNINGS  PER  SHARE  EXHIBIT
                                      (Amounts in Millions, Except Per Share Data)
---------------------------------------------------------------------------------------------------------------

                                                                   Computation of Primary Earnings Per Share
                                                                -----------------------------------------------
                                                                   Quarters Ended            Nine Months Ended
                                                                    September 30,              September 30
                                                                --------------------       --------------------
                                                                   1995       1994            1995       1994
                                                                ---------  ---------       ---------  ---------
  Weighted average number of common shares outstanding              52.0       51.8            51.8       51.9

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 4.6        4.9             4.8        4.9
       Stock Options                                                 0.4        0.3             0.3        0.3
                                                                ---------  ---------       ---------  ---------
  Weighted average number of common and common equivalent shares    57.1       57.2            57.0       57.2
                                                                =========  =========       =========  =========

  Net income for the period                                        $60.9      $37.8          $142.0     $108.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                    1.2        1.3             3.7        3.9
                                                                ---------  ---------       ---------  ---------

  Adjusted net income                                              $59.7      $36.5          $138.3     $104.1
                                                                =========  =========       =========  =========

  Primary earnings per share                                       $1.05      $0.64           $2.43      $1.82
                                                                =========  =========       =========  =========

---------------------------------------------------------------------------------------------------------------

                                                                Computation of Fully Diluted Earnings Per Share
                                                                -----------------------------------------------
                                                                   Quarters Ended            Nine Months Ended
                                                                    September 30,              September 30
                                                                --------------------       --------------------
                                                                   1995       1994            1995       1994
                                                                ---------  ---------       ---------  ---------

  Weighted average number of common shares outstanding              52.0       51.8            51.8       51.9

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                 4.7        5.1             4.9        5.1
       Convertible Subordinated Debentures                           4.2        4.2             4.2        4.2
       Stock Options                                                 0.5        0.3             0.5        0.3
                                                                ---------  ---------       ---------  ---------
  Weighted average number of common and common equivalent shares    61.6       61.6            61.6       61.6
                                                                =========  =========       =========  =========

  Net income for the period                                        $60.9      $37.8          $142.0     $108.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                    1.1        1.3             3.5        3.8
  Plus interest applicable to Convertible Debentures                 1.0        1.0             3.0        3.0
                                                                ---------  ---------       ---------  ---------

  Adjusted net income                                              $60.8      $37.5          $141.5     $107.2
                                                                =========  =========       =========  =========

  Fully diluted earnings per share                                 $0.99      $0.61           $2.30      $1.74
                                                                =========  =========       =========  =========
